Exhibit 99.1

Mindspeed Reports Fiscal Fourth Quarter 2011 Results

Company Receives First Pre-Production Orders for Transcede Portfolio of 4G/LTE Wireless Infrastructure Solutions

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--November 1, 2011--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal fourth quarter of 2011, which ended on September 30, 2011.

Fiscal Fourth Quarter 2011 Financial Highlights:

  Product Revenue: $40.8 million, a sequential decrease of 3 percent from the prior fiscal quarter.
  Non-GAAP Gross Margin: 61.5 percent, compared to 62.3 percent in the prior fiscal quarter; GAAP Gross Margin: 61.3 percent, compared to 62.2 percent in the prior fiscal quarter.
  Non-GAAP Operating Margin: 1 percent, compared to 5 percent in the prior fiscal quarter; GAAP Operating Margin: (6) percent, compared to breakeven in the prior fiscal quarter.
  Non-GAAP Diluted Earnings per Share: $0.03, compared to $0.08 in the prior fiscal quarter; GAAP Diluted Loss per Share/Earnings per Share: $(0.07), compared to $0.01 in the prior fiscal quarter.
  Generated approximately $2.0 million of cash; the company ended the fiscal fourth quarter of 2011 with cash totaling $45.2 million.

Product revenue for the fiscal fourth quarter of 2011 was $40.8 million, a sequential decrease of 3 percent, compared to product revenue of $42.2 million in the prior fiscal quarter. Product revenue for the fiscal fourth quarter of 2011 decreased year-over-year by 9 percent compared to $44.8 million in the fiscal fourth quarter of 2010.

Product revenue from communications convergence processing solutions contributed 50 percent of fiscal fourth quarter of 2011 product revenues and increased 9 percent sequentially from the prior fiscal quarter. Product revenue from high-performance analog products represented 36 percent of fiscal fourth quarter of 2011 product revenue and decreased 5 percent sequentially from the prior fiscal quarter. Wide area networking communications product revenue contributed the remaining 14 percent of fiscal fourth quarter of 2011 product revenue and decreased 29 percent sequentially from the prior fiscal quarter.

Non-GAAP gross margin for the fiscal fourth quarter of 2011 was $25.1 million, or 61.5 percent, compared to non-GAAP gross margin of $26.3 million, or 62.3 percent, in the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal fourth quarter of 2011 was $25.0 million, or 61.3 percent, compared to $26.2 million, or 62.2 percent, in the prior fiscal quarter.

Non-GAAP operating expenses for the fiscal fourth quarter of 2011 were $24.5 million, a sequential increase of 1 percent, or $0.3 million, compared to non-GAAP operating expenses of $24.2 million in the prior fiscal quarter. GAAP operating expenses for the fiscal fourth quarter of 2011 were $27.5 million, a sequential increase of 5 percent, or $1.4 million, compared to $26.1 million in the prior fiscal quarter.

Non-GAAP operating income for the fiscal fourth quarter of 2011 was $0.6 million, compared to non-GAAP operating income of $2.1 million in the prior fiscal quarter. On a GAAP basis, operating loss for the fiscal fourth quarter of 2011 was $2.5 million, compared to operating income of $0.1 million in the prior fiscal quarter.

Non-GAAP net income for the fiscal fourth quarter of 2011 was $1.0 million, or $0.03 per share, compared to non-GAAP net income of $2.5 million, or $0.08 per share, in the prior fiscal quarter. Presented on a GAAP basis, net loss was $2.2 million, or $(0.07) per share, compared to net income of $0.5 million, or $0.01 per share, in the prior fiscal quarter.

GAAP results include stock-based compensation and related payroll costs, employee separation costs and special charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Cash and cash equivalents were $45.2 million at the end of the fiscal fourth quarter of 2011, an increase of approximately $2.0 million, compared to $43.2 million at the end of the prior fiscal quarter.

Commentary

“The fiscal fourth quarter was a mixed quarter for Mindspeed with strong growth in our communications convergence processing portfolio offset by generally softening ordering trends. That said, we are navigating this time of uncertainty by making prudent choices in our operating expense profile and continuing to re–align our investments into the highest growth opportunities in both communications convergence processing and high-performance analog. These opportunities include the most significant growth initiative in the Company’s history, our Transcede-based wireless base station applications targeting key service provider 4G/LTE (long-term evolution) rollouts worldwide, for which we received the first pre-production orders during the fiscal fourth quarter for prototype systems entering field trials in the first half of calendar 2012,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal first quarter of 2012 total net revenue to decline between 8 and 12 percent sequentially or to be within a range of $37.5 million to $35.9 million. The company expects fiscal first quarter of 2012 non-GAAP gross margin to be within a range of 60.0 to 62.0 percent. The company also expects non-GAAP operating expenses to be approximately $22.0 million in the fiscal first quarter of 2012.

Fiscal Fourth Quarter 2011 Conference Call

Mindspeed will conduct a conference call announcing its fourth quarter fiscal 2011 results on Tuesday, November 1, 2011, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 888-324-8124 (domestic) or 312-470-7420 (international); password: Mindspeed.. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 800-867-1934 (domestic) or 203-369-3840 (international). Replay will also be available in the Investors section of Mindspeed's web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and Long Term Evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, costs related to our employee option exchange program, the effects of special charges such as asset impairments and restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation and related payroll costs. Non-GAAP research and development expenses excludes stock-based compensation and related payroll costs and employee separation costs. Non-GAAP selling, general and administrative expenses excludes stock-based compensation and related payroll costs, employee separation costs, legal settlement costs and employee option exchange costs. Non-GAAP operating expenses excludes stock-based compensation and related payroll costs, employee separation costs, legal settlement costs, special charges and employee option exchange costs. Non-GAAP operating income excludes stock-based compensation and related payroll costs, employee separation costs, legal settlement costs, special charges and employee option exchange costs. Non-GAAP other expense, net, excludes non-cash interest expense on our convertible senior notes. Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation and related payroll costs, employee separation costs, legal settlement costs, special charges, employee option exchange costs and non-cash interest expense on our convertible senior notes.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude employee separation costs, legal settlement costs, special charges, costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, employee separation costs, legal settlement costs, special charges, our employee option exchange program and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including, but not limited to, the company's operating expense profile; investments in growth opportunities; the timing of field trials; and expected levels of total net revenue, non-GAAP gross margin and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; loss of or diminished demand from one or more key customers or distributors; successful development and introduction of new products; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the expense of and our ability to defend our intellectual property against infringement claims by others; pricing pressures and other competitive factors; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; and business acquisitions and investments. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2011, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended				Year Ended
	September 30,	July 1,		October 1,	September 30,	October 1,
	2011	2011		2010	2011	2010

Net revenue:
Products	$40,777	$42,216		$44,819	$159,589	$165,379
Intellectual property	-	-		12,800	2,500	12,800
Total net revenue	40,777	42,216		57,619	162,089	178,179
Cost of goods sold (a)	15,761	15,967		16,543	60,292	59,840
Gross margin	25,016	26,249		41,076	101,797	118,339

Operating expenses:
Research and development (a)	15,649	15,077		13,889	59,174	51,367
Selling, general and administrative (a)	10,794	11,034		11,247	42,118	41,419
Special charges (b)	1,050	-		1,974	1,032	2,684
Total operating expenses	27,493	26,111		27,110	102,324	95,470

Operating (loss)/income	(2,477)	138		13,966	(527)	22,869

Other income/(expense), net	21	530	*	(499)	13	(1,393)

(Loss)/income before income taxes	(2,456)	668	*	13,467	(514)	21,476

(Benefit)/provision for income taxes	(297)	204	*	241	241	406

Net (loss)/income	$(2,159)	$464		$13,226	$(755)	$21,070

Net (loss)/income per share:
Basic	$(0.07)	$0.01		$0.42	$(0.02)	$0.70
Diluted (c)	$(0.07)	$0.01		$0.38	$(0.02)	$0.65

Weighted-average number of shares used in per share computation:
Basic	32,675	32,400		31,697	32,279	30,260
Diluted	32,675	33,390		35,965	32,279	34,579

* Amounts previously reported have been adjusted to reclassify the benefit of $1.0 million of refundable tax credits from (benefit)/provision for income tax to other income/(expense).

(a) Includes stock-based compensation expense and related payroll costs.
(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.
(c) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in fourth quarter of fiscal 2010 and fiscal year 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Year Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$25,086	$26,319	$41,121	$102,025	$118,498
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	70	70	45	228	159
Gross margin	$25,016	$26,249	$41,076	$101,797	$118,339

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$15,042	$14,478	$13,599	$57,324	$50,218
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	594	545	290	1,783	1,072
Employee separation costs (d)	13	54	-	67	77
Research and development expenses	$15,649	$15,077	$13,889	$59,174	$51,367

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,451	$9,734	$10,490	$37,926	$37,969
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	1,248	1,249	757	4,046	3,177
Employee separation costs (d)	95	51	-	146	159
Legal settlement costs (e)	-	-	-	-	100
Employee option exchange costs (f)	-	-	-	-	14
Selling, general and administrative expenses	$10,794	$11,034	$11,247	$42,118	$41,419

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$24,493	$24,212	$24,089	$95,250	$88,187
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	1,842	1,794	1,047	5,829	4,249
Employee separation costs (d)	108	105	-	213	236
Legal settlement costs (e)	-	-	-	-	100
Special charges (b)	1,050	-	1,974	1,032	2,684
Employee option exchange costs (f)	-	-	-	-	14
Operating expenses	$27,493	$26,111	$27,110	$102,324	$95,470

Reconciliation of Non-GAAP Operating Income to GAAP Operating Income/(Loss)
Non-GAAP operating income	$593	$2,107	$17,032	$6,775	$30,311
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,912	1,864	1,092	6,057	4,408
Employee separation costs (d)	108	105	-	213	236
Legal settlement costs (e)	-	-	-	-	100
Special charges (b)	1,050	-	1,974	1,032	2,684
Employee option exchange costs (f)	-	-	-	-	14
Operating income/(loss)	$(2,477)	$138	$13,966	$(527)	$22,869

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Year Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Reconciliation of Non-GAAP Other Income/(Expense), Net to GAAP Other Income/(Expense), Net
Non-GAAP other expense, net	$123	$632 *	$(399)	$419	$(861)
Items excluded from non-GAAP other expense, net:
Non-cash interest expense on convertible senior notes (g)	(102)	(102)	(100)	(406)	(532)
Other income/(expense), net	$21	$530 *	$(499)	$13	$(1,393)

Reconciliation of Non-GAAP Net Income to GAAP Net Income/(Loss)
Non-GAAP net income	$1,013	$2,535	$16,392	$6,953	$29,044
Items excluded from non-GAAP net income:
Stock-based compensation and related payroll costs	1,912	1,864	1,092	6,057	4,408
Employee separation costs (d)	108	105	-	213	236
Legal settlement costs (e)	-	-	-	-	100
Special charges (b)	1,050	-	1,974	1,032	2,684
Employee option exchange costs (f)	-	-	-	-	14
Non-cash interest expense on convertible senior notes (g)	102	102	100	406	532
Net income/(loss)	$(2,159)	$464	$13,226	$(755)	$21,070

Reconciliation of Non-GAAP Net Income Per Share to GAAP Net (Loss)/Income Per Share
Basic:
Non-GAAP net income per share	$0.03	$0.08	$0.52	$0.22	$0.96
Adjustments	(0.10)	(0.07)	(0.10)	(0.24)	(0.26)
Net (loss)/income per share	$(0.07)	$0.01	$0.42	$(0.02)	$0.70

Diluted: (c)
Non-GAAP net income per share	$0.03	$0.08	$0.46	$0.21	$0.87
Adjustments	(0.10)	(0.07)	(0.08)	(0.23)	(0.22)
Net (loss)/income per share	$(0.07)	$0.01	$0.38	$(0.02)	$0.65

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	33,404	33,390	35,965	33,245	34,579
The effect of dilutive potential common shares due to reporting Non-GAAP net income	(729)	-	-	(966)	-
Diluted shares	32,675	33,390	35,965	32,279	34,579

* Amounts previously reported have been adjusted to reclassify the benefit of $1.0 million of refundable tax credits from (benefit)/provision for income tax to other income/(expense).

(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(c) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in fourth quarter of fiscal 2010 and fiscal year 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

(d) Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(e) Legal settlement costs consist of amounts paid to settle a dispute with the former landlord of our corporate headquarters.

(f) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(g) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 3.75% and 6.5% convertible senior notes.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	September 30,	October 1,
	2011	2010

ASSETS
Current Assets
Cash and cash equivalents	$45,227	$43,685
Receivables, net	13,393	25,678
Inventories	14,216	10,205
Prepaid expenses and other current assets	3,067	5,299
Total current assets	75,903	84,867

Property, plant and equipment, net	15,369	12,700
Licensed intangibles	17,357	9,887
Other assets	1,982	1,230
Total assets	$110,611	$108,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$5,532	$9,303
Accrued compensation and benefits	7,292	9,336
Accrued income taxes	690	1,503
Deferred income on sales to distributors	5,346	5,199
Deferred revenue	653	658
Restructuring	944	710
Other current liabilities	5,100	4,396
Total current liabilities	25,557	31,105

Convertible senior notes – long term	14,216	13,810
Other liabilities	1,426	2,133
Total liabilities	41,199	47,048

Stockholders' equity	69,412	61,636
Total liabilities and stockholders' equity	$110,611	$108,684

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Year Ended
	September 30,	October 1,
	2011	2010

Cash Flows From Operating Activities
Net (loss)/income	$(755)	$21,070
Adjustments required to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	5,423	4,796
Amortization of license agreements	2,303	1,497
Asset impairments	132	828
Restructuring charges	1,032	1,856
Stock-based compensation	5,919	4,239
Provision for bad debt	187	45
Inventory provisions	(377)	1,497
Deferred income tax	44	-
Amortization of debt discount on convertible debt	245	698
Other non-cash items, net	33	58
Changes in assets and liabilities:
Receivables	12,263	(17,986)
Inventories	(3,634)	(800)
Other assets, net	1,600	(1,385)
Accounts payable	(3,533)	1,430
Deferred income on sales to distributors	147	2,595
Restructuring charges	(809)	(1,283)
Accrued compensation and benefits	(2,082)	3,596
Accrued expenses and other current liabilities	(346)	1,489
Other liabilities, net	377	(406)

Net cash provided by operating activities	18,169	23,834

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(8,008)	(6,179)
Payments under license agreements	(10,440)	(1,848)
Net cash paid for acquired companies	(100)	-

Net cash used in investing activities	(18,548)	(8,027)

Cash Flows From Financing Activities
Gross proceeds from sale of equity	-	18,300
Offering costs from sale of equity	-	(1,307)
Extinguishment of convertible debt	-	(10,500)
Payments made on capital lease obligations	(482)	(470)
Borrowings under line of credit	-	7,000
Payments made on borrowings under line of credit	-	(7,000)
Repurchase of restricted stock for income tax withholding	(415)	(627)
Proceeds from equity compensation programs	2,914	1,564

Net cash provided by financing activities	2,017	6,960

Effect of foreign currency exchange rates on cash	(96)	27

Net increase in cash and cash equivalents	1,542	22,794
Cash and cash equivalents at beginning of period	43,685	20,891

Cash and cash equivalents at end of period	$45,227	$43,685

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended			Year Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Gross margin %	61.3%	62.2%	71.3%	62.8%	66.4%

Cash provided by/(used in):
Operating activities	$7,763	$904	$12,859	$18,169	$23,834
Investing activities	(5,780)	(3,839)	(3,082)	(18,548)	(8,027)
Financing activities	115	1,211	(133)	2,017	6,960
Effect of foreign currency on cash	(98)	43	(66)	(96)	27
Net increase/(decrease) in cash	$2,000	$(1,681)	$9,578	$1,542	$22,794

Depreciation	$1,454	$1,397	$1,143	$5,423	$4,796
Capital expenditures	5,780	3,739	3,082	18,448	8,027

Net revenue by region:
Americas	$7,172	$6,850	$18,318	$33,850	$45,296
Europe, Middle East and Africa	2,420	3,641	4,012	12,744	12,849
Asia-Pacific	31,185	31,725	35,289	115,495	120,034
	$40,777	$42,216	$57,619	$162,089	$178,179

Net revenue by product line:
Communications convergence processing products	$20,541	$18,917	$18,977	$71,652	$66,923
High-performance analog products	14,699	15,488	14,869	59,240	54,311
WAN communications products	5,537	7,811	10,973	28,697	44,145
Total net product revenue	40,777	42,216	44,819	159,589	165,379
Intellectual property	-	-	12,800	2,500	12,800
Total net revenue	$40,777	$42,216	$57,619	$162,089	$178,179

CONTACT:
Press Relations Contact:
Magnet PR Group
Carolyn Fromm
949.651.9539
carolyn@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams
(949) 579-3111